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                                                              EXHIBIT 3(B)(XXV)



               AMENDMENT NO. 1 TO SHAREHOLDER SERVICES AGREEMENT


    THIS AMENDMENT NO. 1 TO SHAREHOLDER SERVICES AGREEMENT is made as of the ____ day of ___________, 2000, by and among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                   RECITALS

    WHEREAS, the Company, ACVP and ACIM are parties to a certain Shareholder Services Agreement dated February 1, 2000 (the "Agreement") in connection with the participation by the Funds (as defined in the Agreement) in individual and group annuity variable life insurance contracts to be issued through one or more separate accounts established by the Company under state law;

    WHEREAS, the parties desire to expand the number of separate accounts of the Company through which the Company may make available certain of the funds under contracts offered by the Company; and

    WHEREAS, the parties now desire to modify the Agreement as provided herein.

    NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

    1. Section 7(a)(ii) is hereby deleted in its entirety and replaced with the following:

             "(ii) it has established Separate Accounts VL-R and D (the "Accounts"), each of which is a duly authorized and established separate account under Texas Insurance Law, and has registered each Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") to serve as an investment vehicle for the Contracts;"

    2. In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Agreement.

    3.  This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
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    4.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

AMERICAN GENERAL LIFE                       AMERICAN CENTURY INVESTMENT
INSURANCE COMPANY                           MANAGEMENT, INC.


By:    ___________________________          By:    ___________________________
Name:  ___________________________          Name:  ___________________________
Title: ___________________________          Title: ___________________________